Exhibit 99.1

Contact:

Shelley Boxer, V.P. Finance

MSC Industrial Direct Co., Inc.

(516) 812-1216

Investor Relations: Eric Boyriven/Jim Olecki
Press: Scot Hoffman

Financial Dynamics

(212) 850-5600

FOR IMMEDIATE RELEASE

MSC INDUSTRIAL DIRECT CO., INC. REPORTS

FISCAL 2005 FIRST QUARTER RESULTS

- - Sales increase 18.2% year-over-year - -

- - Operating income increases 55.8% year-over-year, reaches 15.9% of sales - -

Melville, NY, January 6, 2004 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC,” one of the premier distributors of MRO supplies to industrial customers throughout the United States, today reported financial results for its  fiscal 2005 first quarter ended November 27, 2004.

For the first quarter of fiscal 2005, net sales were $263.3 million, an increase of 18.2% over net sales of $222.8 million in the first quarter of fiscal 2004.  Net income increased 57.7% to $26.0 million in the first quarter of fiscal 2005, compared to net income of $16.5 million in the year-ago period.  Earnings per diluted share for the fiscal 2005 first quarter were $0.37, compared to $0.24 in the first quarter of fiscal 2004, an increase of 54.2%.

“Fiscal 2005 has seen us continue the strong operational and financial results that we achieved in fiscal 2004,” stated Chuck Boehlke, Executive Vice President & Chief Financial Officer.  “Our results once again underscore the leverage in our business.  Exceptional sales execution coupled with diligent cost management enabled us to convert 37.0% of incremental sales into operating income.  This resulted in operating margins of 15.9%, and a net income increase of 57.7%. We continued to prudently manage our working capital, improving inventory turns and generating very strong free cash flow (See Note 1) in the quarter of $27.8 million, versus $11.7 million last year and ending the quarter with $214 million in  the total of cash, cash equivalents, and available for sale securities.  In addition, sales at MSCdirect.com continued to be strong, growing 41% over year ago levels, and we continue to increase our presence in the government sector.”

Mitchell Jacobson, Chairman & Chief Executive Officer, concluded, “This was another exceptional quarter for MSC as we once again exceeded our expectations and delivered on all of our promises.  During the quarter, we again saw robust growth in all of our operating regions, as well as in both our manufacturing and non-manufacturing customer bases.  As in the past, our ability to execute on our strategy and provide an industry-leading level of service to our customers has allowed us to gain share and grow in all of our markets, resulting in revenue growth of 18.2% in the quarter.  Going forward,

- MORE -

conditions in our markets remain unchanged.  Our customers report solid order flow, but also remain concerned about the potential effect of issues such as rising raw material and energy costs and interest rates on their businesses.  Our excellent execution over the past few years has built a company that has the ability to make the investments necessary to continue our growth and enhance our position in the marketplace.  Despite more challenging year over year comparisons due to our strong results in fiscal 2004, we remain confident in our ability to generate solid growth in the future.  Based on current market conditions, we expect revenues for the second quarter of fiscal 2005 to be between $265 million to $273 million, with diluted earnings per share of between $0.37 and $0.39.  We are very encouraged by our success to date and remain extremely confident in our prospects for growth.”

The management of MSC will host a conference call today at 11:00 a.m. Eastern Time to review the first quarter of fiscal 2005 results and to comment on current operations.  The call may be accessed via the Internet at: http://www.mscdirect.com.

Note 1 - Free cash flow is defined as net cash provided by operating activities less expenditures for property, plant and equipment.  Net cash flow provided by operating activities in the first fiscal quarter was $29.5 million.  Expenditures for property, plant and equipment were $1.7 million, for the first fiscal quarter.  Management considers free cash flow to be an important indicator of the Company’s financial strength and the ability to generate liquidity because it reflects cash generated from operations that can be used for strategic initiatives, dividends, and repurchases of the Company’s stock.

MSC Industrial Direct (NYSE: MSM) is one of the premier distributors of MRO supplies to industrial customers throughout the United States.  MSC distributes more than 500,000 industrial products from more than 2,500 suppliers to approximately 345,000 customers.  In-stock availability is approximately 99% and standard ground delivery is next day to 80% of the industrial United States.  MSC reaches its customers through a combination of more than 28 million direct-mail catalogs, approximately 90 branch sales offices, more than 450 sales people, the Internet and associations with some of the world’s most prominent B2B e-commerce portals.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.  Statements in this Press Release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities exchange Act of 1934, as amended.  Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated.  Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material.  Factors that could cause actual results to differ materially from those in forward-looking statements include, without limitation, changing market conditions, competitive and regulatory matters, general economic conditions in the markets in which the Company operates, risk of cancellation or rescheduling of orders, work stoppages at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, availability of suitable acquisition opportunities, and various other risk factors listed from time to time in the Company’s SEC reports.

(Tables Follow)

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Balance Sheets

(In thousands)

	November 27, 2004	August 28, 2004
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$68,575	$39,517
Available-for-sale securities	3,052	6,000
Accounts receivable, net of allowance for doubtful accounts	119,948	114,077
Inventories	229,745	225,427
Prepaid expenses and other current assets	18,473	16,368
Deferred income taxes	9,895	10,000
Total current assets	449,688	411,389

Available-for-sale securities	142,210	137,797
Property, Plant and Equipment, net	101,778	103,284
Goodwill	63,202	63,202
Other assets	11,486	13,715
Total Assets	$768,364	$729,387

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$42,265	$36,233
Accrued liabilities	52,120	48,638
Current portion of long-term notes payable	142	142
Total current liabilities	94,527	85,013
Long-term notes payable	949	997
Deferred income tax liabilities	24,752	25,171
Total liabilities	120,228	111,181
Shareholders’ Equity:
Preferred Stock	—	—
Class A common stock	53	52
Class B common stock	21	21
Additional paid-in capital	325,168	314,710
Retained earnings	412,540	393,341
Accumulated other comprehensive loss	(44)	(12)
Class A treasury stock, at cost	(88,338)	(88,580)
Deferred stock compensation	(1,264)	(1,326)
Total shareholders’ equity	648,136	618,206
Total Liabilities and Shareholders’ Equity	$768,364	$729,387

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Income

 (In thousands, except per share data)

	Thirteen Weeks Ended
	November 27, 2004	November 29, 2003
Net sales	$263,328	$222,761
Cost of goods sold	144,527	122,501
Gross profit	118,801	100,260
Operating expenses	76,904	73,369
Income from operations	41,897	26,891
Other Income:
Interest income, net	776	292
Other (expense) income, net	(71)	50
Total other income	705	342
Income before provision for income taxes	42,602	27,233
Provision for income taxes	16,615	10,757
Net income	$25,987	$16,476
Per Share Information:
Net income per common share:
Basic	$.38	$0.25
Diluted	$.37	$0.24
Weighted average shares used in computing net income per common share:
Basic	68,450	66,004
Diluted	70,664	68,350
Cash dividends declared per common share	$0.10	$0.05

MSC INDUSTRIAL DIRECT CO., INC.

Consolidated Statements of Cash Flows

 (In thousands)

	Thirteen Weeks Ended
	November 27, 2004	November 29, 2003
Cash Flows from Operating Activities:

Net income	$25,987	$16,476
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization expense	3,049	3,157
Loss on disposal of property, plant and equipment	184	—
Amortization of deferred stock compensation	62	—
Provision for doubtful accounts	643	549
Deferred income taxes	(314)	305
Stock option income tax benefit	975	474
Amortization of bond premium	120	—

Changes in operating assets and liabilities:
Accounts receivable	(6,514)	(11,079)
Inventories	(4,318)	164
Prepaid expenses and other current assets	(2,105)	298
Other assets	2,229	3,034
Accounts payable and accrued liabilities	9,514	540

Total adjustments	3,525	(2,558)

Net cash provided by operating activities	29,512	13,918

Cash Flows from Investing Activities:
Proceeds from sales of investments in available-for-sale securities	55,208	—
Purchases of investments in available-for-sale securities	(56,825)	(71,161)
Expenditures for property, plant and equipment	(1,727)	(2,220)

Net cash used in investing activities	(3,344)	(73,381)

Cash Flows from Financing Activities:
Payment of cash dividend	(6,873)	(3,325)
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	327	255
Proceeds from exercise of Class A common stock options	9,484	10,948
Repayments of notes payable	(48)	(55)

Net cash provided by financing activities	2,890	7,823
Net increase (decrease) increase in cash and cash equivalents	29,058	(51,640)
Cash and cash equivalents — beginning of period	39,517	114,294
Cash and cash equivalents — end of period	$68,575	$62,654
Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$1,123	$2,408

#   #   #